As filed with the Securities and Exchange Commission on May 29, 2009
REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

OXiGENE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3679168 (I.R.S. Employer Identification No.)
230 Third Avenue
Waltham, MA 02451
(Address, Including Zip Code, of Principal Executive Offices)
OXiGENE, INC. 2005 STOCK PLAN
OXiGENE, INC. 2009 EMPLOYEE STOCK PURCHASE PLAN
(Full Titles of the Plans)
John A. Kollins
Chief Executive Officer
OXiGENE, Inc.
230 Third Avenue
Waltham, MA 02451
781-547-5900
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of	Amount to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered(1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, $0.01 par value	7,000,000	$2.04	$14,280,000	$796.82
Rights to purchase Common Stock	(3)	(3)	(3)	None

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”) of OXiGENE, Inc. (the “Registrant”), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options or issuance of stock awards which may hereafter be granted under the OXiGENE, Inc. 2005 Stock Plan (the “Stock Plan”) and (ii) under the OXiGENE, Inc. 2009 Employee Stock Purchase Plan (the “Purchase Plan” and together with the Stock Plan, the “Plans”). The maximum number of shares which may be sold upon the exercise of such options or issuance of stock awards granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on the NASDAQ Global Market as of a date (May 26, 2009) within five business days prior to filing this Registration Statement.

(3)	No separate consideration will be received for the Rights.

EXPLANATORY NOTE
     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans.
     Stock Plan. This Registration Statement on Form S-8 hereby registers 5,000,000 additional shares of Common Stock for issuance under the Stock Plan, as approved at the Annual Meeting of Stockholders held on May 28, 2009. On July 15, 2005, the Registrant filed a registration statement on Form S-8 (File No. 333-126636) to register 2,500,000 shares of Common Stock reserved for issuance under the Stock Plan.
     Purchase Plan. This Registration Statement on Form S-8 hereby registers 2,000,000 shares of Common Stock under the Purchase Plan, as approved at the Annual Meeting of Stockholders held on May 28, 2009.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
     The following documents filed by the Registrant with the Commission are incorporated herein by reference:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 30, 2009 (File No. 000-21990).
     (b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed on May 15, 2009 (File No. 000-21990).
     (c) The Registrant’s Current Report on Form 8-K filed on January 9, 2009 (File No. 000-21990).
     (d) The Registrant’s Current Report on Form 8-K filed on March 25, 2009 (File No. 000-21990).
     (e) The Registrant’s Current Report on Form 8-K filed on May 4, 2009 (File No. 000-21990).
     (f) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-21990) filed under the Exchange Act, with the Commission on June 25, 1993, including any amendment or report filed for the purpose of updating such description.
     (g) The description of the Rights under the Stockholder Rights Agreement (which are currently transferred with the Registrant’s Common Stock) contained in the Registrant’s Registration Statement on Form 8-A12G (File No. 000-21990) filed under the Exchange Act with the Commission on March 30, 2005, including any amendment or report filed for the purpose of updating such description.
     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and members of that firm, their families and trusts for their benefit own an aggregate of approximately 350 shares of Common Stock of the Registrant.
Item 6. Indemnification of Directors and Officers.
     Incorporated by reference from the Registrant’s Registration Statement on Form S-3, filed on November 14, 2008 (File No. 333-155372).

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
(4.1)	Restated Certificate of Incorporation of the Registrant (Filed as Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 033-64968), and incorporated herein by reference).

(4.2)	Certificates of Amendment of Restated Certificate of Incorporation of the Registrant dated June 21, 2995 and November 15, 1996 (Filed as Exhibits to the Registrant’s Annual Report of Form 10-K for the fiscal year ended December 31, 1996 (File No. 000-21990), and incorporated herein by reference).

(4.3)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated July 14, 2005 (Filed as Exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-126636), and incorporated herein by reference).

(4.4)	Amended and Restated By-Laws of the Registrant (Filed as Exhibit to the Registrant’s Quarterly Report on Form 8-K, filed on December 20, 2007 (File No. 000-21990), and incorporated herein by reference).

(4.5)	Form of Common Stock Certificate (Filed as Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 033-64968), and incorporated herein by reference).

(4.6)	Stockholder Rights Agreement (Filed as Exhibit to the Registrant’s Registration Statement on Form 8-A, dated March 30, 2005 (File No. 000-21990), and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Ernst & Young LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	OXiGENE, Inc. 2005 Stock Plan, as amended (Filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 7, 2009 (File No. 000-21990), and incorporated herein by reference).

(99.2)	OXiGENE, Inc. 2009 Employee Stock Purchase Plan (Filed as Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 7, 2009 (File No. 000-21990), and incorporated herein by reference).
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
          Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts on May 29, 2009.

OXiGENE, INC.
By	/s/ John A. Kollins
John A. Kollins
Chief Executive Officer

     Each person whose signature appears below constitutes and appoints John A. Kollins and James B. Murphy, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of OXiGENE, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Kollins John A. Kollins	Chief Executive Officer and Director (Principal executive officer)	May 29, 2009

/s/ James B. Murphy James B. Murphy	Vice President and Chief Financial Officer (Principal financial officer and principal accounting officer)	May 29, 2009

/s/ William N. Shiebler William N. Shiebler	Chairman of the Board of Directors	May 29, 2009

/s/ Roy H. Fickling Roy H. Fickling	Director	May 29, 2009

/s/ Mark Kessel Mark Kessel	Director	May 29, 2009

Signature	Title	Date

/s/ Arthur B. Laffer Arthur B. Laffer, Ph.D.	Director	May 29, 2009

/s/ William D. Schweiterman William D. Schweiterman	Director	May 29, 2009

/s/ Alastair J.J. Wood Alastair J.J. Wood	Director	May 29, 2009

OXiGENE, Inc.
INDEX TO EXHIBITS FILED WITH
FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description

(4.1)	Restated Certificate of Incorporation of the Registrant (Filed as Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 033-64968), and incorporated herein by reference).

(4.2)	Certificates of Amendment of Restated Certificate of Incorporation of the Registrant dated June 21, 2995 and November 15, 1996 (Filed as Exhibits to the Registrant’s Annual Report of Form 10-K for the fiscal year ended December 31, 1996 (File No. 000-21990), and incorporated herein by reference).

(4.3)	Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, dated July 14, 2005 (Filed as Exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-126636), and incorporated herein by reference).

(4.4)	Amended and Restated By-Laws of the Registrant (Filed as Exhibit to the Registrant’s Quarterly Report on Form 8-K, filed on December 20, 2007 (File No. 000-21990), and incorporated herein by reference).

(4.5)	Form of Common Stock Certificate (Filed as Exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 033-64968), and incorporated herein by reference).

(4.6)	Stockholder Rights Agreement (Filed as Exhibit to the Registrant’s Registration Statement on Form 8-A, dated March 30, 2005 (File No. 000-21990), and incorporated herein by reference).

(5)	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

(23.1)	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

(23.2)	Consent of Ernst & Young LLP.

(24)	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

(99.1)	OXiGENE, Inc. 2005 Stock Plan, as amended (Filed as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 7, 2009 (File No. 000-21990), and incorporated herein by reference).

(99.2)	OXiGENE, Inc. 2009 Employee Stock Purchase Plan (Filed as Appendix C to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 7, 2009 (File No. 000-21990), and incorporated herein by reference).